NSAR 77O

VK Enterprise
10f-3 Transactions
January 1, 2002 through June 30, 2002


Underwriting#  Underwriting    Purchased From    Amount of Shares    % of         Date
                                                    Purchased     Underwriting
1              Alcon, Inc.     Merrill Lynch         338,900        0.55%       3/21/02
2              Travelers
         Property & Casualty   Salomon Smith Barney  622,700        0.29%       3/22/02
3        JetBlue Airways Corp. Raymond James & Assoc. 4,900         0.08%       4/11/02


Principal Underwriters for #1

Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Salomon Smith Barney Inc.
Banc of America Securities LLC
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
SG Cowen Securities Corporation
UBS Warburg LLC
ABN AMRO Rothschild LLC
Allen & Company Incorporated
M.R. Beal & Company
Bear, Stearns & Co. Inc.
Blaylock & Partners, L.P.
BNP Paribas Securities Corp.
Cazenove & Co. Ltd.
CIBC World Markets Corp.
Daiwa Securities SMBC Europe Limited
Deutsche Banc Alex. Brown Inc.
Dresdner Kleinwort Wasserstein Securities LLC
A.G. Edwards & Sons, Inc.
Guzman & Company
Janney Montgomery Scott LLC
Prudential Securities Incorporated
Ramirez & Co., Inc.
RBC Dain Rauscher Inc.
Sanders Morris Harris
Muriel Siebert & Co., Inc.
The Williams Capital Group, L.P.

Principal Underwriters for #2
Underwriters for #2
Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation
Goldman, Sachs & Co.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Banc of America Securities LLC
Bear, Stearns & Co. Inc.
Blaylock & Partners, L.P.
Deutsche Banc Alex. Brown Inc.
Fox-Pitt, Kelton Inc.
J.P. Morgan Securities Inc.
Neuberger Berman LLC
UBS Warburg LLC
The Williams Capital Group, L.P.
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
M.R. Beal & Company
William Blair & Company, L.L.C.
CIBC World Markets Corp.
Edward D. Jones & Co., L.P.
A.G. Edwards & Sons, Inc.
First Union Securities, Inc.
Janney Montgomery Scott LLC
Keefe, Bruyette & Woods, Inc.
Legg Mason Wood Walker, Incorporated
Loop Capital Markets
Raymond James & Associates, Inc.
RBC Dain Rauscher Inc.
Robertson Stephens, Inc.
Sandler O'Neill & Partners L.P.
SG Cowen Securities Corporation
SunTrust Capital Markets, Inc.
U.S. Bancorp Piper Jaffray Inc.
Wells Fargo Securities, LLC
BMO Nesbitt Burns Corp.
BNY Capital Markets, Inc.
Charles Jordan & Co., LLC
Chatsworth Securities LLC
CMG Institutional Trading, LLC
Cochran, Caronia Securities L.L.C.
Doley Securities, Inc.
Dowling & Partners Securities, LLC
Friedman, Billings, Ramsey & Co., Inc.

Principal Underwriters for #3
Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Raymond James & Associates, Inc.
UBS Warburg LLC
Arnhold and S. Bleischroeder Inc.
M.R. Beal & Company
BNP Paribas Securities Corp.
Credit Lyonnais Securities (USA)
HVB Capital Markets, Inc.
Samuel A. Ramirez & Company, Inc.